UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55903 (Commission File Number)	82-4270040 (I.R.S. Employer Identification No.)

3000 NW 109th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2021, Blue Star Foods Corp., a Delaware corporation (the “Company”), entered into subscription agreements (“Subscription Agreements”) with certain purchasers (the “Initial Purchasers”), pursuant to which the Company sold the Initial Purchasers an aggregate of 475,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $2.00 per Share (the “Purchase Price”), for gross proceeds to the Company of $950,000.

On June 23, 2021, the Company entered into Subscription Agreements with certain additional Purchasers (the “Additional Purchasers” and, together with the Initial Purchasers, the “Purchasers”), pursuant to which the Company sold the Additional Purchasers an aggregate of 212,750 shares (the “Additional Shares” and, together with the Initial Shares, the “Shares”) of Common Stock at the Purchase Price, for gross proceeds to the Company of $425,500.

All of the Purchasers were “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to utilize the net proceeds from the sales of the Shares for the acquisition of a land-based salmon farm, to purchase crabmeat, to repay certain of the Company’s debt, and for working capital and general corporate purposes.

In connection with the purchase of the Shares by the Purchasers, the Company issued each Purchaser warrants (“Warrants”) to purchase additional shares of the Company’s Common Stock (the “Warrant Shares”) equal to the number of Shares purchased by such Purchaser, at an exercise price of $2.00 per share. As a result, the Company issued Warrants to purchase an aggregate of 687,750 Warrant Shares to the Purchasers. The Warrants are exercisable for cash only, for a term of three years from the date of issuance. The number of Warrant Shares to be deliverable upon exercise of the Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

Pursuant to the Subscription Agreements, the Company granted the Purchasers piggyback registration rights with respect to Shares and Warrant Shares (the “Registrable Securities”), requiring the Company to register the Registrable Securities in any registration statement filed by the Company within two years from the date of the purchase of the Shares, subject to certain limitations.

The foregoing descriptions of the Subscription Agreement and the Warrant are not complete and are qualified in their entirety by reference to the full text of the forms of the Subscription Agreement and the Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Shares and Warrants were, and, upon exercise of the Warrants, the issuances of the Warrant Shares will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. At the time of their issuance, the Shares and the Warrants were deemed to be restricted securities for purpose of the Securities Act and will bear restrictive legends to that effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2021

	By:	/s/ John Keeler
	Name:	John Keeler
	Title:	Executive Chairman and Chief Executive Officer